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                          AMENDMENT NO. 3 TO THE FOURTH
                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDMENT NO. 3 TO THE FOURTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of July 31, 1998 (this "Amendment"), by and among G-III LEATHER FASHIONS, INC., a New York corporation (the "Borrower"), the Lenders that have executed the signature pages hereto (individually, a "Lender" and collectively, the "Lenders"), and FLEET BANK, N.A., a national banking association as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"),

                              W I T N E S S E T H:

     WHEREAS:

     A. The Borrower, the Lenders and the Agent are parties to the Fourth Amended and Restated Loan Agreement, dated as of May 31, 1997, as amended by Amendment No. 1 to the Fourth Amended and Restated Loan Agreement, dated as of June 1, 1998, as further amended by Amendment No. 2 to the Fourth Amended and Restated Loan Agreement, dated as of June 24, 1998, and as further amended hereby (as it may be further amended, modified and supplemented from time to time, the "Loan Agreement"); and

     B. The parties hereto wish to amend the Loan Agreement as hereinafter provided; and

     C. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO LOAN AGREEMENT.

     1.1 This Amendment shall be deemed to be an amendment to the Loan Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein. This Amendment shall be effective as of July 28, 1998.

     1.2 The following definitions set forth in Article 1 of the Loan Agreement are amended by deleting such existing definitions in their entirety and replacing them with the following:








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     "`COMMITMENT' - (i) Fifty-six Million ($56,000,000) Dollars during the period from June 15, 1998 through and including July 28, 1998, (ii) Sixty-three Million Five Hundred Thousand ($63,500,000) Dollars during the period from July 29, 1998 through and including September 30, 1998, (iii) Fifty-nine Million ($59,000,000) Dollars during the period from October 1, 1998 through and including October 15, 1998, (iv) Fifty-two Million ($52,000,000) Dollars during the period from October 16, 1998 through and including October 30, 1998, (v) Forty-five Million ($45,000,000) Dollars during the period from October 31, 1998 through and including November 20, 1998, and (vi) Forty Million ($40,000,000) Dollars during the period from November 21, 1998 through and including the Commitment Termination Date, in each case in the aggregate, allocated among each of the Lenders, respectively, in the amount set forth opposite such Lender's name on the signature pages hereof under the caption `Commitment,' as such amount is reduced in accordance with the terms hereof."

     "`DIRECT DEBT SUBLIMIT' - (i) Fifty Million ($50,000,000) Dollars from July 29, 1998 through and including September 30, 1998, (ii) Forty-six Million ($46,000,000) Dollars during the period from October 1, 1998 through and including October 25, 1998, (iii) Forty Million ($40,000,000) Dollars during the period from October 26, 1998 through and including November 25, 1998, and (iv) Thirty Million ($30,000,000) Dollars during the period from November 26, 1998, through the Commitment Termination Date; provided that, at the Lenders' discretion, upon the request of the Borrower, the applicable Direct Debt Sublimit may be increased by an amount of Two Million ($2,000,000) Dollars."

     "'G-III STANDBY L/C' - the standby letters of credit in the aggregate face amount of $1,750,000 issued by the Borrower for the benefit of The CIT Group/Commercial Services, Inc. to secure certain obligations of BET Studio LLC under its credit facility with The CIT Group/Commercial Services, Inc."

     "`OVERADVANCE' - the amount set forth below for the period indicated:

               Period                                               Amount
               ------                                               ------
               July 1, 1998 - July 27, 1998                         $ 30,000,000
               July 28, 1998 - August 30, 1998                      $ 30,000,000
               August 31, 1998 - September 27, 1998                 $ 25,000,000
               September 28, 1998 - October 18, 1998                $ 22,000,000
               October 19, 1998 - October 25, 1998                  $ 15,000,000
               October 26, 1998 - October 31, 1998                  $  4,000,000
               November 1, 1998 - January 31, 1999                            -0-

and the periods and amounts from February 1, 1999 through and including the Commitment Termination Date shall be as determined by the Lenders based on the Projections and the business plan for the period from February 1, 1999 through the Commitment Termination Date, which shall each be satisfactory in form and substance to the Lenders, but in no event shall the periods be of different durations or the amounts be less than the amounts for the


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periods corresponding to the periods set forth above unless the Lenders determine (in their reasonable discretion) that such periods and amounts warrant adjustment based upon such Projections or business plan which determination shall be made within 30 days of receipt by the Lenders of such Projections; provided, however, that with respect to the Overadvance at all times (x) the then applicable Overadvance amount and all subsequent Overadvance amounts shall be reduced by (i) 50% of all tax refunds paid to the Borrower or the Parent (or paid to the Collection Account, in accordance with the terms hereof), (ii) the proceeds of the sale of any assets other than in the ordinary course of business, and (iii) 50% of the proceeds of any sale-leaseback, all of such reductions to be effective immediately upon the Borrower's receipt (or, if applicable, the Collateral Monitoring Agent's receipt for the account of the Borrower) of such refunds or proceeds; but there shall be no reduction to the then applicable Overadvance amount in the case of any sale-leaseback of newly acquired assets, provided that (A) the sale-leaseback transaction is closed within 90 days of the acquisition of the assets and (B) both the acquisition and the closing of the sale-leaseback are completed during the same fiscal year; and
(y) at any time when Outstanding Obligations have exceeded the Borrowing Base as a result of (A) Accounts or Inventory believed to be Eligible Accounts or Eligible Inventory, as the case may be, in fact being or becoming ineligible or
(B) the return of uncollected checks or other items applied to reduce Loans, the Collateral Monitoring Agent shall have the discretion to continue to advance Loans and to instruct the Issuing Bank to issue L/Cs, Acceptances, Steamship Guaranties and Airway Releases, as the case may be, up to an amount which would result in the relevant Overadvance amount specified above being exceeded by a factor of 10% (it being understood that the Collateral Monitoring Agent shall advise the Lenders of all such issuances and advances within 24 hours); and (z) the applicable Overadvance amount shall be increased by the amount of (a) any cash collateral held by the Collateral Monitoring Agent for the sole purpose of securing such increases to the applicable Overadvance amount, and (b) any amounts invested in U.S. government securities or money market mutual funds backed by U.S. government securities maintained in an account with Fleet Bank, N.A. by the Borrower or the Parent and pledged or assigned to the Agent for the benefit of the Lenders by the Borrower or the Parent, as the case may be, as collateral security for the Obligations pursuant to documentation satisfactory to the Lenders."

     1.3 Section 7.1(f) of the Loan Agreement is amended by deleting such
Section in its entirety and replacing it with the following:

     "(f) Indebtedness of the Borrower under the G-III Standby L/C; provided, that the amount of Indebtedness pursuant to this subsection (f) shall not exceed in the aggregate $1,750,000 at any time;"

     1.4 Section 7.9(d) of the Loan Agreement is amended by deleting such
Section in its entirety and replacing it with the following:

     "(d) Investments in BET Studio LLC; provided that the amount of Investments pursuant to this subsection (d) shall not exceed in the aggregate $2,750,000 including the G-III Standby L/C (to the extent permitted by this Agreement), which standby letter of credit


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is an Investment expressly permitted under this Section 7.9;"

     1.5 The Loan Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Loan Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms.

     SECTION 2. REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants to the Agent and the Lenders that:

     2.1 After giving effect to the amendment of the Loan Agreement pursuant to this Amendment: (i) each of the representations and warranties set forth in
Article 3 of the Loan Agreement is true and correct in all respects as if made on the date hereof and (ii) there exists no Default or Event of Default under the Loan Agreement after giving effect to this Amendment.

     2.2 The Borrower has full corporate power and authority to execute and deliver this Amendment and to perform the obligations on its part to be performed thereunder and under the Loan Agreement as amended hereby.

     SECTION 3. CONDITIONS PRECEDENT TO AMENDMENTS.

     The effectiveness of the amendments contained in Section 1 of this Amendment, are each and all subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:

     3.1 The Borrower shall have duly executed and delivered this Amendment.

     3.2 Each of the conditions precedent set forth in Section 4.1 and Section
4.2 of the Loan Agreement shall have been satisfied or waived in accordance with the terms of the Loan Agreement.

     3.3 The representations and warranties set forth in Section 2 hereof shall be true, correct and complete on and as of the closing date of this Amendment as though made on such date.

     3.4 The Agent shall have received such approvals, opinions or documents as any Lender through the Agent may reasonably request, the Borrower and the Guarantors shall have taken all such other actions as any Lender through the Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Agent.

     SECTION 4. REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT AND OTHER LOAN
                DOCUMENTS.

     4.1 Except as specifically amended in Section 1 above, the Loan Agreement and


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each of the other Loan Documents shall remain in full force and effect and each is hereby ratified and confirmed.

     4.2 The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition of the Loan Agreement or any other Loan Document, except, upon the effectiveness, if any, of this Amendment, as specifically amended in Section 1 above, or (ii) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or any other word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document to the Loan Agreement or any word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

     SECTION 5. MISCELLANEOUS

     5.1 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     5.2 The Borrower shall pay on demand all reasonable fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, all reasonable attorneys' fees).

     5.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]



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             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

                                              G-III LEATHER FASHIONS, INC.


                                              By:  /s/ Wayne S. Miller
                                                -------------------------
                                              Name: Wayne S. Miller
                                                  -----------------------
                                              Title: Chief Financial Officer



                                              FLEET BANK, N.A., as Lender

                                              By: /s/ Joseph J. Zautra
                                                ---------------------------
                                              Name: Joseph J. Zautra
                                                  -------------------------
                                              Title: Vice President
                                                    ------------------------


                                              THE CHASE MANHATTAN BANK,
                                              as Lender


                                              By: /s/ Mala Popli
                                                 ----------------------------
                                                 Name: Mala Popli
                                                      -----------------------
                                                 Title: Assistant Vice President
                                                       ------------------------


                                              THE CIT GROUP/COMMERCIAL SERVICES,
                                              INC., as Lender


                                              By: /s/ Kelly A. Colleran
                                                ----------------------------
                                              Name: Kelly A. Colleran
                                                  --------------------------
                                              Title: Assistant Vice President
                                                   -------------------------


                                              FLEET BANK, N.A., as Agent

                                              By: /s/ Joseph J. Zautra
                                                --------------------------
                                              Name: Joseph J. Zautra
                                                  ------------------------
                                              Title: Vice President


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